UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      January 6, 2006
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement.

     On January 6, 2006, Hasbro, Inc. ("Hasbro"), entered into a license agreement and associated arrangements (collectively the "Agreement") with Marvel Characters, Inc. ("Marvel Characters"), a subsidiary of Marvel Entertainment, Inc. ("Marvel Entertainment"), Marvel Entertainment and, solely with respect to characters based on movies and television shows featuring Spider-Man and produced by Sony Pictures Entertainment Inc., with Spider-Man Merchandising L.P. (the "LP", and together with Marvel Characters, the "Licensor").

     Pursuant to the Agreement, Hasbro has acquired a license to utilize certain intellectual property for purposes of manufacturing, promoting, selling and distributing products in the following licensed categories: action figures, Marvel Super Hero Kids pre-school figures, puzzles and board games, non-costume/non-dress up action and role-play weapons and accessories, TITANIUM die-cast figures and vehicles and ATTACKTIX figures for the ATTACKTIX tactics game, all as such categories are defined in the Agreement. Subject to Hasbro's compliance with the terms of the Agreement, the Licensor will not, during the term of the Agreement, grant to any other party, nor shall the Licensor or their affiliates utilize, the right to sell or distribute products based on the licensed intellectual property in the categories of action figures and non-costume/non-dress up action and role-play weapons and accessories. The Agreement grants Hasbro rights worldwide, with the exclusion of Japan, China, Hong Kong, Taiwan and Korea.

     The licensed intellectual property is comprised of all Marvel Classic Characters, the Marvel Super Hero Kids pre-school interpretation of the Marvel Universe, and to the extent that the Licensor owns or controls the associated merchandising rights, all Marvel Movie Characters and Marvel Animated and Live-Action Television Characters, as such properties are defined in the Agreement.

     The Agreement allows for retail sales of the licensed product commencing January 1, 2007. The term of the Agreement is expected to expire on December 31, 2011, but is subject to limited extension (not in any event to extend beyond December 31, 2013) for certain events, including if the Licensor does not release a minimum of either (i) five non-Spider-Man qualifying theatrical releases or (ii) four non-Spider-Man qualifying theatrical releases and one qualifying television animated broadcast series during the term. The effectiveness of the Agreement is conditioned upon fulfillment of all requirements under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act").

     Marvel Entertainment has agreed to provide Hasbro with creative services with respect to the concept for, and marketing of, the licensed products. The Licensor has review and approval rights over licensed merchandise and associated marketing efforts. The Agreement further provides for minimum marketing and product offering commitments.

     The Agreement calls for payments by Hasbro to the Licensor and Marvel Entertainment based upon specified percentages of Hasbro's net sales of different categories of licensed product, with a minimum aggregate guaranteed payment of $205 million over the term of the Agreement, provided that the Licensor releases two qualifying Spider-Man movies. The payment of the $205 million in guaranteed fees is due as follows: (i) $100 million upon expiration of the waiting period under the HSR Act, (ii) $70 million upon national release in the United States of the third Spider-Man movie, and (iii) $35 million upon the national release in the United States of the fourth Spider-Man movie.

     On January 9, 2006, Hasbro and Marvel Entertainment issued a press release announcing the Agreement. A copy of this press release is furnished as Exhibit 99 to this Form 8-K.


Item 9.01 Financial Statements and Exhibits.

     (c)  Exhibits

     99  Press Release, dated January 9, 2006



                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: January 10, 2006                  By:   /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)



                               Hasbro, Inc.
                        Current Report on Form 8-K
                          Dated January 10, 2006

                               Exhibit Index



Exhibit No.                             Exhibits

   99   Press Release, dated January 9, 2006